UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(D)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): June 16, 2023

Leap Therapeutics, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-37990	27-4412575
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

47 Thorndike Street, Suite B1-1 Cambridge, MA	02141
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (617) 714-0360

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001	LPTX	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.07 Submission of Matters to a Vote of Security Holders.

(a)            Leap Therapeutics, Inc. (the “Company”) held its 2023 Annual Meeting of Stockholders (the “Annual Meeting”) on June 16, 2023.

(b)            The final voting results on each of the matters submitted to a vote of stockholders at the Annual Meeting are set forth below.

(1) The following director nominees were elected to serve as Class III directors until the Company’s 2026 annual meeting of stockholders and until their successors are duly elected and qualified.

Nominee	Votes For	Votes Withheld	Votes Abstaining	Broker Non-Votes
Joseph Loscalzo	42,645,725	1,574,581	29,951,085	25,488,424
Nissim Mashiach	46,931,215	1,593,118	23,037,162	25,488,424
Christopher Mirabelli	47,007,005	1,498,585	23,055,905	25,488,424

(2) The Company’s stockholders approved, on an advisory basis, the executive compensation of the Company’s named executive officers.

Votes For	Votes Against	Votes Abstaining	Broker Non-Votes
44,593,226	4,420,867	25,157,298	22,878,528

(3) The Company’s stockholders approved, on an advisory basis, that future advisory votes on the compensation of the Company’s named executive officers be held every year.

Votes For One Year	Votes For 2 Years	Votes For 3 Years	Votes Abstain	Broker Non-Votes
38,991,427	1,475,156	10,895,412	22,809,396	22,878,528

In accordance with Item 5.07(d) of Form 8-K, in light of these results, the Company now reports that it has determined that it will hold a non-binding advisory vote on executive compensation every year until the next required stockholder non-binding advisory vote on this matter, which, in accordance with applicable law, will occur at the Company’s Annual Meeting of Stockholders in 2029, unless the Board of Directors of the Company otherwise determines that a different frequency for such advisory votes is in the best interests of the stockholders of the Company.

(4) The Amendment to the Leap Therapeutics, Inc. 2022 Equity Incentive Plan was approved.

Votes For	Votes Against	Votes Abstaining	Broker Non-Votes
37,747,246	11,214,966	25,209,179	22,878,528

(5) The appointment of EisnerAmper LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2023, was ratified.

Votes For	Votes Against	Votes Abstaining
69,037,017	1,706,979	26,305,923

(6) The Company’s stockholders approved the issuance of the Company’s common stock upon the conversion of the Company’s Series X Non-Voting Convertible Preferred Stock (none of the shares of Common Stock represented by proxies or electronic votes at the Meeting that constituted shares of Common Stock issued by the Company to the former stockholders of Flame Biosciences, Inc. pursuant to the Agreement and Plan of Merger, dated as of January 17, 2023 by and among the Company, Fire Merger Sub, Inc., Flame Biosciences LLC, Flame Biosciences, Inc. and the Stockholder Representative, were entitled to vote on this proposal and, accordingly, none of such shares were voted on this proposal and/or counted or taken into account in the voting totals reflected below with respect to this proposal).

Votes For	Votes Against	Votes Abstaining	Broker Non-Votes
54,478,792	2,736,543	461,534	22,878,528

(7) The amendment to the Fourth Amended and Restated Certificate of Incorporation to effect a reverse stock split was approved.

Votes For	Votes Against	Votes Abstaining	Broker Non-Votes
69,467,604	4,223,712	245,852	23,112,751

Item 8.01.	Other Events.

On June 21, 2023, the conversion of the Company’s Series X Non-Voting Convertible Preferred Stock, par value $0.001 per share (“Series X Preferred Stock”) occurred at 5:00 p.m. Eastern Time pursuant to the terms of the Series X Preferred Stock following stockholder approval at the Annual Meeting. Giving effect to the Reverse Stock Split, following the conversion of the Series X Preferred Stock there are 24,005,499 shares of common stock issued and outstanding.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LEAP THERAPEUTICS, INC.

Dated: June 21, 2023	By:	/s/ Douglas E. Onsi
	Name:	Douglas E. Onsi
	Title:	Chief Executive Officer and President